EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
05-01

Contacts:	James Haddox, CFO Reba Reid Quanta Services, Inc. 713-629-7600	Ken Dennard / ksdennard@drg-e.com Lisa Elliott / lelliott@drg-e.com DRG&E 713-529-6600

QUANTA SERVICES UPDATES “COMPANY PROFILE”

HOUSTON — JANUARY 28, 2005 - Quanta Services, Inc. (NYSE: PWR) today announced that it has updated its “Company Profile” document which includes discussion of Quanta’s performance, goals and strategies, operations, industry information and peer analysis, historical financial information and corporate governance information, among other topics. The “Company Profile” can be found on the company’s website at www.quantaservices.com and will be furnished on Form 8-K to the Securities and Exchange Commission.

     The “Company Profile” is being published by Quanta to provide more disclosure and transparency to the investment community regarding Quanta’s operations, goals, industry dynamics and conditions. Quanta intends to publish updates to the “Company Profile” going forward.

     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

This press release and the “Company Profile” contain various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company’s reports filed under the Securities Exchange Act of 1934.

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